Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 25th day of April, 2007 (the “Effective Date”), between IDAHO GENERAL MINES, INC. (the “Company”), and DAVID A. CHAPUT (“Chaput” or “Executive”).

W I T N E S S E T H

WHEREAS, the Company is in the mining business and wishes to retain the services of the most highly qualified professionals familiar with the mining industry; and

WHEREAS, Chaput represents that he is such an individual with considerable experience and expertise in the responsibilities outlined in Section 1 below and as a mining company Chief Financial Officer (“CFO”); and

WHEREAS, based on the foregoing, the Company desires to employ Chaput as its CFO and Chaput desires to serve the Company as its CFO, all on the terms and conditions provided herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and promises of the parties contained herein, the Company and Chaput enter into this Agreement and agree as follows:

1.             DESCRIPTION OF SERVICES. Chaput shall, to the best of his ability, industriously and faithfully perform the responsibilities as CFO of the Company.  Chaput shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of Company; provided, however, that Executive may serve on other boards as a director or trustee if such service, in the opinion of the Company, does not interfere with his ability to discharge his duties and responsibilities to Company and is not, in the opinion of the Company, in conflict with the specific thrust of the Company’s business plan. For example it would not be in the interest of the Company for Chaput to be associated with another company engaged in the exploration, mining, sales or otherwise connected with molybdenum, any similar ore or any other ore the Company is in the business of discovering or mining.  The Executive shall report to the Chief Executive Officer. Chaput’s specific responsibilities and duties may be changed from time to time by the Company but he shall be primarily responsible for all aspects of the financial affairs of the Company, including, without limitation, financial reports and analysis, tax reporting and compliance, budget preparation, general accounting, payroll, billing, accounts payable, credit and collections, fixed asset and cash management, insurance, employee benefit programs, information systems, general office administration and management and supervision of staff assigned to report to Chaput. In addition, Chaput shall have significant responsibilities in raising equity and debt financing for the growth and operation of the Company, including the Company’s Mount Hope and Hall-Tonopah Mines. The Company may also establish goals for the Company and/or for Chaput from time to time which Chaput will be responsible to attain.

2.             TERM OF AGREEMENT/EARLY TERMINATION.

2.1           Subject to the provisions for early termination as hereinafter provided, the term of this Agreement shall commence as of the Effective Date and shall terminate automatically thirty-six (36) months after the Effective Date (the “Term”) unless the parties, prior to the end of the Term, enter into a written agreement renewing or extending this Agreement.

2.2           Despite the Term of this Agreement set forth in Section 2.1 above, the Company shall have the right to earlier terminate this Agreement:

(a)           at any time without Cause upon thirty (30) days prior written notice.  In such case, Chaput will receive, as the only obligation of the Company to Chaput, any portion of his Base Compensation (as defined in Section 3.1 below) earned through the date of termination, but not yet paid to Chaput, plus a severance payment equal to two (2) years of his annual Base Compensation.

(b)           at any time with Cause.  In such case, Chaput will receive, as the only obligation of the Company to Chaput, his Base Compensation earned through the date of termination but not yet paid to Chaput.  For the purposes of this Agreement and except as set forth elsewhere herein, Cause shall mean the good faith determination by the Board of Directors of the Company (the “Board”) that:

(i)            Chaput has neglected, failed or refused to perform his duties as CFO (other than as a result of physical or mental illness);

(ii)           Chaput has failed to timely attain the goals assigned to Chaput by the Company, in its good faith judgment, from time to time;

(iii)          Chaput has committed an act of personal dishonesty including, without limitation, an act or omission intended to result in personal enrichment of Chaput at the expense of the Company;

(iv)          Chaput has committed a willful or intentional act that could reasonably be expected to injure the reputation, business, or business relationships of the Company or Executive’s reputation or business relationships;

(v)           Chaput has perpetrated an intentional fraud against or affecting the Company or any customer, supplier, client, agent, or employee thereof; or

(vi)          Chaput has been convicted (including conviction on a nolo contendere, no contest, or similar plea) of a felony or any crime involving fraud, dishonesty, or moral turpitude.

With respect to any of the matters set forth in (i) or (ii) above, the Company shall give Executive notice of the deficiency and a reasonable opportunity to correct the deficiency (not to exceed sixty (60) days) prior to termination.  In the event that the Company has given notice of a deficiency and makes a determination that the deficiency has not been cured within a reasonable period of time, Executive’s employment may be terminated for Cause.

(c)           automatically upon the death of Chaput.  In such event, the Company shall pay Chaput’s estate the Base Compensation earned through the date of his death but not yet paid to Chaput;

(d)           automatically upon the inability of Chaput to satisfactorily perform the duties set forth in Section 1 or as assigned to him by the Company from time to time by reason of mental or non-industrial physical illness or injury for a period of one hundred eighty (180) days. In such event, the Company shall pay Chaput the Base Compensation earned but unpaid to Chaput through the date of termination;

(e)           automatically upon a Change of Control, in which event the Company shall pay to Chaput three (3) years of annual Base Compensation as the Company’s sole obligation to Chaput.  Furthermore, all granted stock options will vest upon the effective date of the closing of the Change of Control event.  For the purposes of this Agreement, Change of Control shall mean:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.2(e)(i) the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company;

(ii)           consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or the acquisition of assets or stock of another entity by the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding

Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination;

(iii)          a sale or disposition of all or substantially all of the operating assets of the Company to an unrelated party; or

(iv)          approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.3           Despite the Term of this Agreement set forth in Section 2.1 above, Chaput shall have the right to terminate this Agreement upon ninety (90) days prior written notice to the Company for any reason, provided the Company may waive the notice period. In such event, Chaput will receive, as the sole obligation of the Company to Chaput, his Base Compensation earned through the date of termination but not yet paid to Chaput.

2.4           Chaput shall be entitled to terminate his employment with the Company for “Good Reason,” in which case Chaput will receive, as the only obligation of the Company to Chaput, any portion of his Base Compensation earned through the date of termination, but not yet paid to Chaput, plus a severance payment equal to one (1) year of his annual Base Compensation.  For purposes of this Agreement, “Good Reason” shall mean (i) a substantial diminution in Chaput’s duties; (ii) any direction or requirement that Chaput engage in conduct that could reasonably be construed to violate local, state or federal law; and (iii) failure to pay base salary due pursuant to this Agreement in a timely manner.

Following any notice of termination, each party shall cooperate with the other in all matters relating to the winding up of Chaput’s work on behalf of the Company.

3.             COMPENSATION.

3.1           Base Compensation. During the Term hereof, Base Compensation shall be payable to Chaput based on an annual rate of Two Hundred Twenty-Five Thousand Dollars ($225,000). Said Base Compensation shall be payable monthly in arrears in accordance with the Company’s regular payroll procedures, policies and practices.  Base Compensation may be reviewed and adjusted upward annually by the Company as it deems appropriate.

3.2           Incentive Compensation.

(a)           Bonuses. Chaput shall receive a bonus of Fifty Thousand Dollars ($50,000) upon Executive’s establishment of a dwelling at his assigned location. Chaput shall also be eligible to receive such bonuses as the Board may determine from time to time.

(b)           Initial Stock Option. The Company will grant Chaput options to purchase Four Hundred Thousand (400,000) Shares of Common Stock in the Company on the Effective Date of this Agreement (“Grant Date”). The right to exercise options for One Hundred Fifty Thousand (150,000) Shares will vest upon the Grant Date. The right to exercise options on One Hundred Thousand (100,000) Shares will vest on the first anniversary of the Grant Date.  The right to exercise options on One Hundred Fifty Thousand (150,000) Shares will vest upon completion of equity and/or debt financing, which raises, in the discretion of the Board, sufficient capital in equity and/or debt to commence production of the Mount Hope Mine and to cover costs and expenditures during the construction period (the “Funding”). It is understood that the portion of the Funding that is debt may be subject to conditions precedent and that the release of the debt funds may be subject to milestones all as may be set forth in the debt transaction documents.  The Funding that is debt must be a firm written commitment, from a lending source, with conditions precedent and milestones all of which are satisfactory to and approved by the Board. The price for all shares shall be the shares’ public market price on the Grant Date (or as otherwise dictated by law or SEC rule or regulation.  The exercise of the options shall be in accordance with a Stock Option Agreement to be executed between Chaput and the Company and all grants and exercise shall be subject to the Company’s 2006 Equity Incentive Plan.

(c)           Cash Incentive Award for Funding. A cash payment of Four Hundred Thousand Dollars ($400,000) will be paid to Chaput within forty-five (45) days of the completion of the Funding.

All payments to Chaput under Sections 3.1 and 3.2 shall be subject to the customary withholding taxes and the other employee taxes as required by law and deductions authorized by Chaput.

3.3           Business Expenses/Reimbursement of Disallowed Expenses. The Company shall also reimburse Chaput for other reasonable and necessary business expenses in connection with the performance by Chaput of his duties or services hereunder, including business, entertainment and travel, subject to compliance with such policies regarding expenses and expense reimbursements as may be adopted from time to time by the Company.  If any compensation payment, medical reimbursement, employee fringe benefit, expense allowance payment or other expense incurred by the Company for the benefit of Chaput is disallowed in whole or in part as a deductible expense of the Company for federal or state income tax purposes, Chaput shall reimburse the Company, upon notice and demand, to the full extent of the disallowance.  In lieu of payment by Chaput to the Company, Chaput authorizes the Company to withhold amounts from Chaput’s future compensation payments until the amount owed to the Company has been fully recovered. The Company shall not be required to legally defend any proposed disallowance and the amount required to be reimbursed by Chaput shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115 and is for the purpose of entitling Chaput to a business expense deduction for the taxable year in which the repayment is made to the Company.  In this manner, the Company shall be protected from having to bear the entire burden of a disallowed expense item.

3.4           Fringe Benefits. During the term of Chaput’s employment by Company, Chaput shall be entitled to participate in the retirement and health and welfare benefits offered generally by Company to its employees, to the extent that Chaput’s position, tenure, salary, health, and other qualifications make Chaput eligible to participate. Chaput’s participation in such benefits shall be subject to the terms of the applicable plans, as the same may be amended from time to time.  Company does not guarantee the adoption or continuance of any particular employee benefit during Chaput’s employment, and nothing in this Agreement is intended to, or shall in any way restrict the right of Company, to amend, modify or terminate any of its benefits during the Term of this Agreement.  Chaput also will be entitled to all normal and customary perquisites of employment, including paid-time-off of fifteen (15) days per year, available to employees of the Company at Chaput’s level, subject to the stated terms and conditions of such perquisites.  The Company encourages individuals to take vacation time.  If Executive fails to take vacation time in any calendar year, it may not be carried forward into the next year nor will the Company pay for accrued but unused vacation time.

3.5           Indemnity. The Company agrees to indemnify Executive for acts or omissions pursuant to its current Indemnity Agreement, a copy of which has been provided to Executive.

4.             DISCLOSURE OF INFORMATION.

4.1           Chaput acknowledges that he will receive access to confidential and proprietary business information or trade secrets (“Confidential Information”) about the Company, that this information was obtained by the Company at great expense and is zealously guarded by the Company from unauthorized disclosure, and that Chaput’s possession of this special knowledge is due solely to Chaput’s employment with the Company.  In recognition of the foregoing, Chaput will not at any time during employment or following termination of employment for any reason, disclose, use or make otherwise available to any third party any Confidential Information relating to the Company’s business, including its products, production methods and development; manufacturing and business methods and techniques; trade secrets, data, specifications, developments, inventions, engineering and research activity; marketing and sales strategies, information and techniques; long and short term plans; current and prospective dealer, customer, vendor, supplier and distributor lists, contacts and information; financial, personnel and information system information; and any other information concerning the business of the Company which is not disclosed to the general public or known in the industry, except for disclosure necessary in the course of Chaput’s duties for the Company or as required by law.  In the latter event, Chaput shall disclose to the Company the event and authority requiring disclosure “required by law” at the first opportunity upon learning of the disclosure request.

4.2           Upon termination of employment with the Company, Chaput shall deliver to a designated Company representative all records, documents, hardware, software, and all other Company property in whatever form and all copies thereof in Chaput’s possession. Chaput acknowledges and agrees that all such materials are the sole property of the Company and that Chaput will certify in writing to the Company at the time of termination that Chaput has complied with this obligation.

5.             DISCLOSURE AND ASSIGNMENT OF INVENTIONS.

5.1           Chaput agrees to promptly disclose to the Company inventions, ideas, processes, writings, designs, developments and improvements, whether or not protectable under the applicable patent, trademark or copyright statutes, which Chaput makes, conceives, reduces to practice or learns during the period of employment by Company, either alone or jointly with others, relating to any business in which the Company, during the period of Chaput’s employment, is or may be concerned (“the Inventions”).  Such disclosures shall be made by Chaput to the Company in a written report, setting forth in detail the structures, procedures and methodology employed and the results achieved.

5.2           Consistent with and to the extent permitted by applicable law, Chaput hereby assigns and agrees to assign to the Company all rights in and to the Inventions and proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign patents and resulting patents.

5.3           Chaput further agrees, without charge to the Company but at its expense, to assist the Company in every proper way and execute, acknowledge and deliver, during and after employment by the Company, all such documents necessary and perform such other legal acts as may be necessary, in the opinion of the Company, to obtain or maintain United States or foreign patents or other proprietary protection, for any and all Inventions made during his employment by the Company in any and all countries, and to vest title therein to the Company.

5.4           Chaput acknowledges notice from the Company that this foregoing obligation to assign rights in and to any Inventions does not apply to an Invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on Chaput’s own time and (1) which does not relate (A) directly to the business of the Company, or (B) to the Company’s actual or demonstrably anticipated research or development; or (2) which does not result from any work performed by Chaput for the Company.

5.5           Chaput further agrees that prior to separation from employment with the Company for any reason, Chaput shall disclose to the Company, in a written report, all Inventions, the rights to which Chaput has agreed to assign to the Company under Sections 5.1 and 5.2 above, and which Chaput has not previously disclosed.

6.             RESTRICTIVE COVENANTS.

6.1           Non-Solicitation.

(a)           Chaput specifically acknowledges that the Confidential Information described in Section 4.1 includes confidential data pertaining to current and prospective customers of the Company, that such data is a valuable and unique asset of the Company’s business and that the success or failure of the Company’s specialized business is dependent in large part upon the Company’s ability to establish and maintain close and continuing personal contacts and working relationships with such customers and to develop proposals which are specifically designed to meet the requirements of such customers.  Therefore, during Chaput’s employment with the Company and for the twelve (12) months following termination of employment for any reason, except on behalf of the Company or with the Company’s prior written consent, Chaput is prohibited from soliciting, either directly or indirectly, on his own behalf or on behalf of any other person or entity, all such customers with whom Chaput had contact during the twenty-four (24) months preceding Chaput’s termination of employment.

(b)           Chaput specifically acknowledges that the Confidential Information described in Section 4.1 also includes confidential data pertaining to current and prospective employees and agents of the Company, and Chaput further agrees that during Chaput’s employment with the Company and for the twelve (12) months following termination of employment for any reason, Chaput will not directly or indirectly solicit, on his own behalf or on behalf of any other person or entity, the services of any person who is an employee or agent of the Company or solicit any of the Company’s employees or agents to terminate their employment or agency with the Company.

(c)           Chaput specifically acknowledges that the Confidential Information described in Section 4.1 also includes confidential data pertaining to current and prospective vendors and suppliers of the Company, Chaput agrees that during Chaput’s employment with the Company and for the twelve (12) months following termination of employment for any reason, Chaput will not directly or indirectly solicit, on his own behalf or on behalf of any other person or entity, any Company vendor or supplier for the purpose of either providing products or services to competitors of the Company, as described in Section 6.2(b), or terminating such vendor’s or supplier’s relationship or agency with the Company.

(d)           Chaput further agrees that, during Chaput’s employment with the Company and for the twelve (12) months following termination of employment for any reason, Chaput will do nothing to interfere with any of the Company’s business relationships.

6.2           Non-Competition.

(a)           Chaput represents to the Company that Chaput is not a party to any agreement with a prior employer or otherwise which would prohibit Chaput from employment with the Company.  Chaput further represents that he has provided to the Company and/or the Company has access through SEC filings, copies of any and all agreements (e.g., non-competition, non-solicitation, or non-disclosure agreements) that might limit Chaput’s ability, in any way, to perform the duties of Chaput’s position on behalf of the Company, and Chaput agrees to act at all times on behalf of the Company in a manner consistent with any such agreements. Chaput acknowledges and understands that the Company will have no obligation to provide legal representation to Chaput in the event a prior employer or other third party brings or threatens to bring an action against Chaput for violating any such agreements; that the Company may elect, at its sole discretion, to provide legal representation to Chaput but Chaput may be required to reimburse the Company for any legal expenses paid on Chaput’s behalf in the event Chaput is found to have violated any such agreements; and that Chaput may be terminated in the event the Company determines that Chaput may have violated any such agreements.  Despite anything to the contrary herein, termination based upon the Company’s determination that Chaput has violated this Section 6.2 shall be considered termination for Cause.

(b)           Chaput covenants and agrees that during Chaput’s employment with the Company and for the twenty-four (24) months following termination of employment for any reason, he will not, in any state in which Executive worked on behalf of the Company or in any state or country where the Company owns or has a possessory interest in molybdenum, engage in or carry on, directly or indirectly, as an owner, employee, agent, associate, consultant or in any other capacity, a business competitive with that conducted by the Company.  A “business competitive with that conducted by the Company” shall mean any business or activity involved in the discovery or mining of molybdenum or any similar ore with properties for strengthening or hardening steel, or any other ore with which the Company is in the business of discovering or mining at the time of Chaput’s termination.  To “engage in or carry on” shall mean to have ownership in such business or consult, work in, direct or have responsibility for any area of such business, including but not limited to the following areas:  operations, sales, marketing, manufacturing, procurement or sourcing, purchasing, customer service, distribution, product planning, research, design or development.

(c)           For the twelve (12) months following termination of employment for any reason, Chaput certifies and agrees that he will notify the President/CEO of the Company of his employment or other affiliation with any potentially competitive business or entity prior to the commencement of such employment or affiliation.

7.             NOTICES. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered or if delivered by telex or telecopy with electronic confirmation when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the fifth business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

If to Executive:	David A. Chaput
5141 Live Oak Drive
Smithton, IL 62285
Fax No.

If to Employer:	Bruce D. Hansen
Chief Executive Officer
Idaho General Mines, Inc.
10 North Post Street
Spokane, WA 99201
Fax No. 509-838-0457

Copy to:	Michael F. Nienstedt, Esq.
Witherspoon, Kelley, Davenport & Toole, P.S.
U.S. Bank Building
422 West Riverside Avenue, Suite 1100
Spokane, WA 99201-0302
Fax No. 509-458-2728

(or to such other address as any party shall specify by written notice so given).

8.             LEGAL REQUIREMENTS. Chaput represents and warrants that, during the term of this Agreement (and thereafter for so long as Chaput remains an employee of the Company), Chaput shall use his best efforts to comply in all material respects with, and shall use his best efforts, within the scope of his duties to comply with all legal requirements imposed by Environmental Laws imposed by any local, state or federal authority and the rules and regulations promulgated by any such entity.  For the purposes of this Agreement, Environmental Law shall mean all local, state or federal law, now or hereafter existing, that relate to health, safety or environmental protection.  Chaput shall use his best efforts to comply in all material respects with, and shall use his best efforts, within the scope of his duties, to cause the Company to comply with, all other applicable laws and regulations governing the Company including, without limitation, all environmental laws and regulations.

9.             NO IMPLIED WAIVERS. Neither party shall waive any breach of any provision of this Agreement except in writing, and any waiver so granted in any single instance shall not thereby be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

10.           HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof, nor to affect the meaning thereof.

11.           GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under Idaho law, without regard to its conflict of laws principles.  The parties agree that any litigation in any way relating to this Agreement shall be venued in either federal or state court in Shoshone County, Idaho, and Executive hereby consents to the personal jurisdiction of these courts and waives any objection that such venue is inconvenient or improper.

12.          WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, CHAPUT AND COMPANY HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ENFORCEMENT THEREOF.

13.           COMPLETE AGREEMENT - AMENDMENTS - PRIOR AGREEMENTS. The foregoing is the entire agreement of the parties with respect to the subject matter hereof, excepting those documents identified herein to be signed by Executive and the Company, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements among the Company and Chaput with respect to the matters covered herein.

14.           INVALIDITY. The invalidity or lack of enforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all other respects as though such invalid or unenforceable provisions were permitted.  Moreover, the parties agree to replace or have a Court replace such invalid provisions with a substitute provision that will satisfy the intent of the parties.

15.           SURVIVAL. Upon the expiration or termination of this Agreement for any reason, the provisions of this Section and the covenants of the parties herein shall survive and remain in full force and effect.

16.           BINDING OBLIGATIONS. The Executive and the Company acknowledge and understand that, unless expressly stated above, Executive’s obligations hereunder shall not be affected by the reasons for, circumstances of, or identity of the party who initiates the termination of Executive’s employment with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below, effective as of the date first set forth above.

COMPANY:

IDAHO GENERAL MINES, INC.

/s/ Bruce D. Hansen
By:	Bruce D. Hansen
Its:	Chief Executive Officer

EXECUTIVE:

/s/ David A. Chaput
DAVID A. CHAPUT